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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion in this registration statement on Form S-8 of our reports dated September 16, 1996, on our audits of the combined financial statements, financial statement schedule and initial incorporating balance sheet of ACNielsen Corporation (a wholly-owned subsidiary of The Dun & Bradstreet Corporation), as defined in the notes to the combined financial statements.


/s/ Coopers & Lybrand LLP
-----------------------------

Stamford, Connecticut
October 24, 1996